AMENDMENT NO. 1

TO THE

THIRD AMENDED AND RESTATED TRUST AGREEMENT

OF

CENTERLINE HOLDING COMPANY

This AMENDMENT NO. 1 dated as of March 14, 2013 (“Amendment No. 1”) to the Trust Agreement (as defined below) of Centerline Holding Company, a Delaware statutory trust (the “Trust”), is entered into, by and among the undersigned Trustees. Capitalized terms used but not defined shall have the meaning assigned to such terms in Article 2 of the Trust Agreement.

WITNESSETH:

WHEREAS, certain of the Trustees of the Trust and/or their predecessors have created a statutory trust in accordance with applicable provisions of the Trust Act by entering into the Trust Agreement of the Trust, dated as of August 12, 1996, as amended by Amendment No. 1 to Trust Agreement, dated as of April 30, 1997, as amended and restated by the Amended and Restated Trust Agreement of the Trust, dated as of September 30, 1997, and as further amended by Amendment Nos. 1, 2, 3 and 4 to the Amended and Restated Trust Agreement, dated as of May 8, 2000, December 11, 2000, June 13, 2002 and November 17, 2003, respectively, as further amended and restated by the Second Amended and Restated Trust Agreement of the Trust, dated as of November 17, 2003, as amended by Amendment Nos. 1, 2, 3, and 4 thereto, dated as of September 20, 2005, November 30, 2005, June 13, 2006, and April 2, 2007, respectively, and as further amended and restated by the Third Amended and Restated Trust Agreement of the Trust, dated as of October 6, 2010 (the “Trust Agreement”), and by the filing with the Secretary of State of the State of Delaware of a Certificate of Trust on August 12, 1996, as heretofore amended;

WHEREAS, Section 6.1(c) of the Trust Agreement provides that the Board of Trustees, by the adoption of a resolution at a meeting of the Board of Trustees, shall have full power and authority, in its sole and exclusive discretion, and without obtaining any authorization or vote of the Shareholders or any series or class, to divide, including, without limitation, to split, or to combine, including with limitation, to reverse split, the Common Shares into a greater or lesser number (including by way of distribution or reclassification of any previously issued Common Shares into a greater or lesser number of Common Shares);

WHEREAS, effective as of 9:00 a.m. on the date hereof, the Trust has effectuated a reverse stock split, whereby each 5,000 Common Shares outstanding on the effective date of the reverse stock split were converted into one whole common share (the “Reverse Stock Split”) and, in lieu of issuing any fractional shares to Shareholders owning fewer than 5,000 pre-reverse stock split shares, the Trust will make a cash payment equal to $0.07 per pre-reverse stock split Common Share to such Shareholders;

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WHEREAS, on the date hereof, immediately following the Reverse Stock Split, the Trust effectuated a forward stock split of the Common Shares for persons who hold at least one Common Share after the Reverse Stock Split, whereby all post-Reverse Stock Split Common Shares held by such Shareholders (including fractional shares) will be converted into a number of Common Shares equal to such number of post-Reverse Stock Split Common Shares multiplied by 35 (the “Forward Stock Split” and, together with the Reverse Stock Split, the “Stock Split Transaction”), and in lieu of issuing fractional Common Shares, the Trust will make a cash payment equal to $0.07 per pre-Reverse Stock Split share to cash out any fractional Common Shares resulting from the Forward Stock Split;

WHEREAS, the Board of Trustees adopted a resolution approving the Stock Split Transaction and related fractional Common Share purchases at a meeting held on January 17, 2013;

WHEREAS, as a result of the Stock Split Transaction, Section 6.1(a) of the Trust Agreement will automatically cause the number of Common Shares the Company is authorized to issue to increase from 800,000,000 to approximately 28,000,000,000;

WHEREAS, the Board of Trustees believes it is in the best interest of the Company to have 150,000,000 authorized Common Shares after the Transaction; and

WHEREAS, the Board of Trustees has determined that this Amendment No. 1 is permitted pursuant to Section 10.4(i) of the Trust Agreement.

NOW, THEREFORE, the Trust Agreement is hereby amended as follows:

1. Effective immediately following the Stock Split Transaction on March 14, 2013, Section 6.1(a) of the Trust Agreement is hereby amended and restated in its entirety as follows:

6.1 Authorization of Shares. (a) Subject to automatic adjustment in accordance with this Section 6.1(a), the Trust is authorized to issue 150,000,000 Shares. Notwithstanding the foregoing, in the event that the Trust effects any division, split or combination of its Shares that has the effect of increasing the number of outstanding Shares, the number of Shares authorized to be issued by the Trust shall be automatically increased such that the proportion that the number of issued and outstanding Shares bears to the number of Shares authorized to be issued by the Trust immediately following the effectiveness of such division, split or combination is identical to the proportion that the number of issued and outstanding Shares bears to the number of Shares authorized to be issued by the Trust immediately prior to the effectiveness thereof.

2. Except as otherwise amended herein, the Trust Agreement remains unchanged and in full force and effect.

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3. This Amendment No. 1 shall be interpreted in accordance with the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by such laws.

4. This Amendment No. 1 may be executed in counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 1 to be executed as of the day and year first above written.

BOARD OF TRUSTEES:

/s/ Jerome Y. Halperin
Name: Jerome Y. Halperin

/s/ Robert L. Loverd
Name: Robert L. Loverd

/s/ Robert L. Levy
Name: Robert L. Levy

/s/ Robert A. Meister
Name: Robert A. Meister

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